Exhibit 99(c)(5)

SEPTEMBER 30, 2009

Project Frequency

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS

STRICTLY PRIVATE AND CONFIDENTIAL

CONFIDENTIAL

THE FOLLOWING PAGES CONTAIN MATERIAL PROVIDED TO THE BOARD OF DIRECTORS OF FREQUENCY

(“FREQUENCY” OR THE “COMPANY”) BY OPPENHEIMER & CO. INC. (“OPPENHEIMER”) ON A CONFIDENTIAL

BASIS IN CONNECTION WITH THE PROPOSED TRANSACTION INVOLVING FREQUENCY AND SALAMANDER

ACQUISITION CORPORATION (“SALAMANDER”) . THE ACCOMPANYING MATERIAL WAS NOT COMPILED OR

PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE UNDER STATE OR FEDERAL SECURITIES LAWS

OR OTHERWISE AND MAY NOT BE USED FOR ANY OTHER PURPOSE OR RELIED UPON BY ANY THIRD

PARTY. THE INFORMATION CONTAINED IN THIS MATERIAL WAS OBTAINED FROM THE COMPANY AND

PUBLIC SOURCES AND WAS RELIED UPON BY OPPENHEIMER WITHOUT (AND WITHOUT ASSUMING

RESPONSIBILITY FOR) INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH

INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN

SUPPLIED BY THE MANAGEMENT OF THE COMPANY, AND INVOLVE NUMEROUS AND SIGNIFICANT

SUBJECTIVE DETERMINATIONS. THERE IS NO ASSURANCE THAT SUCH ESTIMATES AND JUDGMENTS

WILL BE REALIZED. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE BY

OPPENHEIMER AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING

CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER

AS TO THE PAST, THE PRESENT OR THE FUTURE. THIS MATERIAL WAS NOT PREPARED FOR USE BY

READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AS THE BOARD OF

DIRECTORS OF THE COMPANY AND, ACCORDINGLY, NEITHER THE COMPANY NOR OPPENHEIMER NOR

THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR

THE ACCOMPANYING MATERIAL IF USED BY PERSONS OTHER THAN THE BOARD OF DIRECTORS OF THE

COMPANY. OPPENHEIMER ASSUMES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE

ACCOMPANYING MATERIAL.

THE ACCOMPANYING MATERIAL DOES NOT CONSTITUTE LEGAL OR REGULATORY ADVICE AND

OPPENHEIMER DOES NOT HOLD ITSELF OUT TO BE AN ADVISOR AS TO SUCH MATTERS.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Confidential

Table of Contents

1	Transaction Overview
2	Frequency Overview
3	Financial Analysis
4	Appendix

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Confidential

1	Transaction Overview

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

4

Transaction Overview

Confidential

Overview of Selected Transaction Terms

Selected Transaction Terms

Structure Merger of Salamander Acquisition Corporation (“Buyer”), a Delaware corporation, into

Frequency (the “Company”), a Pennsylvania corporation

Aggregate Consideration Each share of Frequency common stock, other than the Rollover shares referred to below, is converted into $2.50 in cash

Option holders will receive a cash amount equal to the difference between the strike price of each option and $2.50(1)

Sources of Financing $21,631,000 Transaction Value

($ in thousands)

Sources of Funds Uses of Funds

Equity Investment from Salamander $2,700 Purchase of Frequency Common Equity $14,438

Management Rollover 7,169 Management Rollover 7,169

Balance Sheet Cash (2) 11,763 Transaction Costs 25

Total Sources of Funds $21,631 Total Uses of Funds $21,631

Material Adverse Effect Defined as, with respect to any Person, any fact, event, circumstance, change, condition or effect, individually or in the aggregate, that is material and adverse to the business,

assets, properties, liabilities, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole

Exclusions to the definition include changes related to:

Decrease in the Company’s trading price

U.S. or global economy

The Company from the disclosure of the identity of the Buyer

GAAP or the interpretation thereof

Acts of war, armed hostility or terrorism

The announcement of the merger agreement or any regulatory approval is contemplated by the agreement

Source: Draft Merger Agreement as of September 29, 2009. (1) Excludes options held by investors in Salamander.

(2)	Represents estimated cash balance at time of close. Salamander has an additional equity commitment of $1,000,000.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

5

Transaction Overview

Confidential

Overview of Selected Transaction Terms (cont’d)

Selected Transaction Terms

Termination Provisions Transaction may be terminated:

By mutual consent

By either party if the Company fails to receive the necessary shareholder votes

By either party if any final, non-appealable judgment or injunction prevents a merger

By either party if the transaction is not consummated by February 28, 2010

By either party if the Company enters into a definitive agreement to effect a Superior

Proposal

By either party if the other party shall have breached and not cured any representation, warranty or covenant and such breach causes the failure of a closing condition

By the Buyer, if a material adverse effect shall have occurred

Termination Fees The Company shall pay the Buyer a fee of $650,000 in the event of termination due to:

Failure to receive the necessary shareholder votes if there is then outstanding an

Acquisition Proposal

A Superior offer at a higher aggregate purchase price within 18 months of terminating the agreement

The Company’s breach of a representation, warranty or covenant that would cause a

Material Adverse Effect (in the case of breached representation) or is material (in the case of covenants)

A change in the recommendation from the Company’s Board

The Buyer shall pay the Company a fee of $650,000 in the event of termination due to:

The Buyer’s breach of a representation, warranty or covenant that would cause a

Material Adverse Effect (in the case of breached representation) or is material (in the case of covenants)

Source: Draft Merger Agreement as of September 29, 2009.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

6

Transaction Overview

Confidential

Overview of Selected Transaction Terms (cont’d)

Selected Transaction Terms

Certain Closing Conditions Company shareholder approval must have been obtained

Any regulatory authorization, consent, order permit or approvals shall have been filed or occurred

No judicial or legal restraint shall be in effect preventing the consummation of the Merger

Representations and warranties must be true

Performance, in all material respects, of obligations under the agreement

No Material Adverse Effect shall have occurred since the date of the agreement

Source: Draft Merger Agreement as of September 29, 2009.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

7

Transaction Overview

Confidential

Transaction Matrix

($ in millions, except per share data)

Unaffected Merger

Price (1) Consideration

$1.00 $2.50

Premium / (Discount) 0.0% 150.0%

Fully Diluted Share Count 8.3 8.6

Implied Equity Value $8.3 $21.6

Less: Cash (2) (6.9) (6.9)

Implied Enterprise Value $1.4 $14.7

Financial

Statistic Implied EV Multiple

Revenue

CY 2009 (Projected) $45.9 NM 0.3x

LTM July 31, 2009 (Actual) 45.0 NM 0.3x

EBITDA (3)

CY 2009 (Projected) $2.4 0.6x 6.2x

LTM July 31, 2009 (Actual) 1.4 1.0x 10.5x

(1)	Price as of 5/29/2009, one day prior to Salamander 13D filing. (2) Cash balance as of 7/31/2009.
(3)	Adjusted for non-recurring items.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

8

Transaction Overview

Confidential

Transaction Process Overview

Process Timeline

May June July Aug Sept

May 20 June 10 Aug 6 Sept 11

May 29

Salamander Special Committee PerAspera submitted Salamander submitted submitted initial Salamander retained initial bid of $2.50—$2.67 final bid of $2.50 per bid of $2.35 per filed 13D. Oppenheimer. per share share

share Share price Reached out to 31

increased additional parties

from $1.00 to

$2.11 upon

filing

Contact Summary

Contacted 31 Initial Indication of Interest 2 Final Bid 1

0 5 10 15 20 25 30 35

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Confidential

2	Frequency Overview

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Frequency Overview

Confidential

Frequency Historical and Projected Financial Summary

($ in millions)

Revenue

$120.0 30.0%

$100.0 $97.1 20.0% $80.0 $80.0 $71.0 10.0% 16.0% 10.3% $65.6 11.1% $61.8 $62.1 $59.6 $60.6 0.4% $57.9 $52.2 $52.2 $57.5 $58.4 $60.0 $46.8 0.0% 0.5% $47.0 0.7% 0.7% $40.0 (4.1%) -10.0% (7.0%) (5.7%) (7.6%) (11.2%) (12.4%) $20.0 (17.6%) -20.0% (22.8%) $0.0 -30.0% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010E 2011P 2012P 2013P 2014P

Sales Growth %

Gross Profit

$40.0 90.0% $35.9 $33.9 $35.0 $31.9 80.0% $29.6 $29.5 $30.0 $30.0 $30.0 $28.8 $29.0 $29.2 70.0% $26.2 $23.9 $23.6 $25.0 $22.8 60.0% $20.4 $20.0 52.7% 50.0% 50.3% 48.8% 50.2% 50.1% 50.1% 50.0% 50.0% $15.0 47.8% 48.2% 40.0% 42.4% 45.2% 45.8% $10.0 36.9% 30.0% 28.8% $5.0 20.0%

$0.0 10.0%

Gross Profit Gross Margin %

EBITDA 1

$12.0 $0.0 20.0% $8.7 $10.0 $0.0 $8.4 $8.1 $8.2 15.0% $8.0 $6.2 9.3% 10.7% 15.0% 14.4% 13.9% $5.4 $5.2 $5.6 10.0% $6.0 $4.7 $4.6 $3.5 $4.4 8.7% 10.2% 10.3% 8.3% 5.0% $4.0 5.8% 2.0% 4.7% 7.2% $1.1 $2.0 $1.0 (1.8%) 0.0% $0.0 (5.0%) ($2.0) ($0.8) (10.2%) (10.0%) ($4.0) 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010E 2011P 2012P 2013P 2014P

(15.0%) ($6.0)

($8.0) ($7.2) (20.0%)

EBITDA Adj. EBITDA EBITDA Margin %

Source: Frequency management and public filings. (1) Excludes stock based compensation.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Frequency Overview

Confidential

Annotated Stock Price and Volume History

LTM Daily Price / Volume Graph

500

E F

$2.50

$2.00 333 A Volume Price C $1.50 B

Share D

167 (Thousands) $1.00

$0.50

0

09/08 11/08 01/09 03/09 05/09 07/09 09/09

Recent News

A 11/11/2008 Frequency reports Second Quarter results

B 02/05/2009 Frequency reports Third Quarter results

Salamander submits an unsolicited non binding proposal to acquire the Company in

C 05/20/2009

an all-cash acquisition of $2.35 per share

D 05/29/2009 Salamander filed 13D with offer and share price increased from $1.00 to $2.11

E 06/03/2009 Frequency reports Fourth Quarter and Full Year results

F 08/13/2009 Frequency reports First Quarter results

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Frequency Overview

Confidential

Indexed Stock Price Performance

5/29/09 – 9/28/09

(5/29/2009—9/28/2009)

240 220 200

180

Price Indexed 160 140

120 100 80

06/01/2009 07/01/2009 08/03/2009 09/01/2009 Frequency (+105.2%) Selected Companies (+14.2%) Russell Small Cap (+21.1%)

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Frequency Overview

Confidential

Budget Comparison

($ in millions)

2007 2008 2009 YTD 2010 (1)

Fiscal Year End 03/31 Actual Budget Diff. Actual Budget Diff. Actual Budget Diff. Actual Budget Diff.

Revenue $52.2 $62.8 ($10.6) $60.6 $57.6 $3.0 $46.8 $56.6 ($9.8) $14.0 $14.7 ($0.7)

Cost of Goods Sold 28.3 32.6 (4.2) 28.7 29.5 (0.9) 24.0 29.2 (5.2) 7.1 7.2 (0.1)

Gross Profit 23.9 30.3 (6.4) 31.9 28.0 3.9 22.8 27.4 (4.6) 6.9 7.5 (0.6)

Operating Expenses 22.9 24.9 (2.0) 25.7 23.2 2.5 23.6 23.8 (0.1) 6.2 6.7 (0.5)

EBITDA 1.0 5.4 (4.4) 6.2 4.9 1.3 (0.8) 3.6 (4.4) 0.7 0.8 (0.1)

Depreciation & Amortization 4.3 3.4 0.9 3.2 3.1 0.0 3.1 2.9 0.2 0.6 0.6 0.0

EBIT (3.2) 2.0 (5.2) 3.1 1.7 1.3 (3.9) 0.7 (4.7) 0.0 0.1 (0.1)

Interest Expense (Income), net (0.2) (0.4) 0.2 (0.1) (0.1) (0.0) 0.4 0.1 0.3 (0.0) 0.0 (0.0)

Other Non-Operating Expense 0.1 0.0 0.1 0.4 (0.0) 0.4 0.0 0.0 0.0 0.0 0.0 0.0

Pre-Tax Income (3.1) 2.4 (5.5) 2.7 1.8 0.9 (4.3) 0.6 (4.9) 0.0 0.1 (0.1)

Provision for Taxes 0.1 0.1 (0.0) 0.2 0.2 0.1 2.8 0.1 2.7 0.1 0.0 0.0

Net Income ($3.2) $2.3 ($5.5) $2.5 $1.7 $0.8 ($7.1) $0.5 ($7.7) ($0.1) $0.1 ($0.1)

Source: Frequency management and public filings. (1) As of July 31, 2009.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

3	Financial Analysis

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Financial Analysis

Confidential

Financial Analysis

Implied Per Share Equity Value Reference Ranges

$0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 Selected Companies—Revenue (1) $2.28 $2.77 Selected Companies—EBITDA (1) $1.41 $1.97 Discounted Cash Flow Analysis (2) $2.60 $2.99 Premiums Paid Analysis (3) $1.00 $1.88 52 Week Trading Range $0.56 $2.56

Pre-Offer Price Current Price Offer Price $1.00 $2.06 $2.50

(1) Based on +/- 15.0% of the median revenue multiple and low to high EBITDA multiples in the selected companies analysis. (2) Assumes WACC of 18 – 20% and perpetuity growth rate of 0.0% – 2.0% and management estimates.

(3) Based on US transactions between 2006 – 2009 and deal values between $5 – $50 million. Transaction types exclude restructurings, repurchases, recapitalizations, spin offs and split offs. Transactions exclude exchange traded funds, financial services firms, insurance companies and government related companies. Based on closing prices prior to May 29, 2009, one day prior to Salamander 13D filing.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Financial Analysis

Confidential

Financial Analysis Detail

($ in millions, except per share data)

Selected Companies Analysis

Financial Multiple Range (2) Enterprise Value Equity Value Per Share Amount

Statistic (1) Low High Low High Low High Low High

July 2009 LTM Revenue $45.0 0.3x 0.4x $12.7 $17.2 $19.6 $24.1 $2.28 $2.77

July 2009 LTM EBITDA (3) 1.4 3.5 7.1 4.9 9.9 11.8 16.8 1.41 1.97

Discounted Cash Flow Analysis

Discount Rate Perpetuity Growth Rate Equity Value Per Share Value Low High Low High Low High Low High

Assumptions 18.0% 20.0% 0.0% 2.0% $22.5 $26.1 $2.60 $2.99

(1)	Source: Frequency management and public filings.

(2) Based on +/- 15.0% of the median revenue multiple and low to high EBITDA multiples in the selected companies analysis. (3) Includes adjustments for one time charges.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Financial Analysis

Confidential

Selected Publicly Traded Companies

(Figures in millions, except per share data)

Current

price 52 week Market Enter. LTM EV/LTM EV/LTM

Company 9/28/09 low — high value value Revenue EBITDA Revenue EBITDA

Consumer Electronics

Less than US$1 billion in revenue:

Audiovox Corp. 5/31/09 $7.30 $2.10 —$10.01 $167.4 $106.7 $578.3 $6.1 0.2x NM

Cobra Electronics 6/30/09 $1.60 $0.75 — $2.84 $10.4 $26.6 $106.6 $1.6 0.2x NM

Comarco 7/31/09 $2.72 $0.54 — $3.03 $21.1 $10.6 $16.1 ($8.6) 0.7x NM

Group Sense International Ltd. 3/31/09 HKD 0.23 HKD 0.08 —HKD 0.26 HKD 277.9 HKD 19.6 HKD 746.4 -HKD 45.7 NM NM

IGO, Inc. 6/30/09 $1.22 $0.49 — $1.35 $39.5 $6.6 $69.7 $1.9 NM NM

IDT International 3/31/09 HKD 0.20 HKD 0.09 —HKD 0.25 HKD 500.5 HKD 468.3 HKD 1,720.7 HKD 134.5 0.3x 3.5x

LeapFrog Enterprises 6/30/09 $3.98 $0.57 —$10.63 $254.5 $201.6 $411.7 ($30.6) 0.5x NM

Lexibook Linguistic Electronic Systems 3/31/09 € 7.80 € 3.02 —€ 14.45 € 8.6 € 37.8 € 42.0 € 1.6 0.9x NM

Lojack Corp. 6/30/09 $4.99 $2.53 — $7.32 $90.2 $54.5 $164.4 $7.7 0.3x 7.1x

Rockford Corp. 6/30/09 $0.40 $0.16 — $1.19 $3.4 $12.0 $58.6 ($3.5) 0.2x NM

Mean: 0.4x 5.3x

Median: 0.3x 5.3x

Frequency 6/30/2009 $2.06 $0.56 — $2.56 $17.7 $9.7 $45.4 ($0.4) 0.2x NM

Frequency (Adjusted) $1.1 8.5x

Source: FactSet.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Financial Analysis

Confidential

Discounted Cash Flow Analysis

($ in millions, except per share data)

		Projected			
Fiscal Year End 03/31	9 Mos '10	2011	2012	2013	2014
Revenues	$36.3	$52.2	$57.5	$57.9	$58.4
EBITDA	3.7	5.6	8.7	8.4	8.1
Less: Depreciation	(0.7)	(1.7)	(1.7)	(1.7)	(1.7)
Less: Amortization	(0.8)	(0.4)	(0.4)	(0.4)	(0.4)
EBIT	2.2	3.5	6.6	6.3	6.1
Less: Income Taxes @ 39.5%	(0.9)	(1.4)	(2.6)	(2.5)	(2.4)
Unlevered After-Tax Income	1.4	2.1	4.0	3.8	3.7
Plus: Depreciation	0.7	1.7	1.7	1.7	1.7
Plus: Amortization	0.8	0.4	0.4	0.4	0.4
Less: Capital Expenditures	(1.2)	(1.5)	(1.5)	(1.5)	(1.5)
Less: Working Capital Investment	(1.8)	(0.8)	(0.9)	(0.1)	(0.1)
Free Cash Flow	($0.2)	$1.8	$3.7	$4.3	$4.1

Terminal Value Based on Free Cash Flow **Perpetuity Growth After Year 2014**	0.0% Perpetuity Growth Rate			1.0% Perpetuity Growth Rate			2.0% Perpetuity Growth Rate		
	18.0%	19.0%	20.0%	18.0%	19.0%	20.0%	18.0%	19.0%	20.0%
Discounted Free Cash Flows 9 Mos '10 - 2014	$7.7	$7.5	$7.3	$7.7	$7.5	$7.3	$7.7	$7.5	$7.3
Discounted Terminal Value	10.0	9.1	8.3	10.7	9.7	8.8	11.5	10.4	9.4
Enterprise Value	17.7	16.6	15.5	18.4	17.2	16.1	19.2	17.8	16.6
Less: Debt, Preferred & Minority Interest @ 07/31/09	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Plus: Cash @ 07/31/09	6.9	6.9	6.9	6.9	6.9	6.9	6.9	6.9	6.9
Implied Equity Value	$24.6	$23.5	$22.5	$25.3	$24.1	$23.0	$26.1	$24.8	$23.6

Equity Value Per Share Based on Perpetuity Growth			
Discount	Terminal Growth Rate		
Rate	0.0%	1.0%	2.0%
18.0%	$2.83	$2.91	$2.99
19.0%	2.71	2.77	2.85
20.0%	2.60	2.65	2.72

OPPENHEIMER

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

19

Financial Analysis

Confidential

Premiums Paid Overview – For Illustrative Purposes

Based on US transactions between 2006 – 2009 and deal values between $5 – $50 million1

72 transactions total

Premiums Prior to Announcement (%)

1	Day 1 Week 1 Month Average

High 477.8% 380.0% 700.0% 519.3%

75th Percentile 74.3% 73.8% 90.9% 79.7%

Median 48.3% 54.7% 55.1% 52.7%

25th Percentile 28.2% 23.5% 21.9% 24.5%

Low 0.0% 0.0% 0.0% 0.0%

Premiums Paid Analysis

Share Range (2) Share Value

Price Low High Low High

1	Day Prior (3) $1.00 28.2% 74.3% $1.28 $1.74
1	Week Prior (3) 1.08 23.5% 73.8% 1.33 1.88
1	Month Prior (3) 0.82 21.9% 90.9% 1.00 1.57

Implied Reference Range $1.00 $1.88

(1) Transaction types exclude restructurings, repurchases, recapitalizations, spin offs and split offs. Transactions exclude exchange traded funds, financial services firms, insurance companies and government related companies.

(2)	Range represents 25th to 75th percentile of transaction premiums.
(3)	Based on closing stock prices prior to May 29, 2009, one day prior to Salamander 13D filing.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Confidential

4	Appendix

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

Appendix

Confidential

WACC Calculation

($ in millions, except per share data)

Assumptions

Risk Free Rate (1)	3.7%	Marginal Tax Rate	39.5%
Market Risk Premium (2)	6.5%	Cost of Target Debt	15.0%
Equity Size Premium (3)	9.5%		

Company	Levered Beta (4)	Mkt. Val. Equity	Book Val. Debt	Book Val. Preferred	BV Debt/ MV Equity	BV Pref. MV Equity	BV Debt/Pref. Market Cap	Unlevered Beta
LEAPFROG ENTERPRISES INC	1.58	$254.4	$0.0	$0.0	0.0%	0.0%	0.0%	1.58
AUDIOVOX CORP -CL A	1.65	167.4	15.1	0.0	9.0%	0.0%	8.3%	1.57
LOJACK CORP	1.22	90.2	18.4	0.0	20.4%	0.0%	17.0%	1.09
IDT INTERNATIONAL	0.93	64.6	45.7	0.0	70.8%	0.0%	41.4%	0.65
IGO INC	0.75	39.5	0.0	0.0	0.0%	0.0%	0.0%	0.75
GROUP SENSE INTL	0.73	35.9	2.0	0.0	5.6%	0.0%	5.3%	0.70
COMARCO INC	0.50	21.1	1.0	0.0	4.7%	0.0%	4.5%	0.49
LEXIBOOK	NM	NM	NM	NM	NM	NM	NM	NM
COBRA ELECTRONICS CORP	NM	NM	NM	NM	NM	NM	NM	NM
ROCKFORD CORP	NM	NM	NM	NM	NM	NM	NM	NM
Industry Average					15.8%	0.0%	10.9%	0.98

Cost of Equity Estimate (5)	
Unlevered Beta	0.98
Industry BV Debt/MV Equity	15.8%
Industry BV Preferred/MV Equity	0.0%
Levered Beta	1.07
Risk Free Rate	3.7%
Market Risk Premium	6.5%
Equity Size Premium	9.5%
Cost of Equity	**20.1%**

WACC Estimate (5)	
Industry BV Debt/MV Equity	15.8%
Industry BV Debt/Total Market Capitalization	10.9%
Industry MV Equity/Total Market Capitalization	89.1%
After-Tax Cost of Debt	9.1%
Cost of Equity	20.1%
WACC	**18.9%**

(1) Based on average of 10-year and 30-year U.S. Treasury bond rate.
(2) Source: Ibbotson Associates, SBBI 2009 Yearbook, Market Results for 1926-2008. Long-horizon expected equity risk premium. Large company stock total returns minus long-term government bond income returns.
(3) Source: Ibbotson Associates, SBBI 2009 Yearbook, Market Results for 1926-2008. Equals 9.53% for market capitalization ranges of $1.6 - $136.5 million.
(4) Source: Bloomberg. Bloomberg adjusted betas are calculated as follows: (0.67 * Raw Beta) + (0.33 * 1.0).
(5) Assumes average industry capital structure is optimal capital structure.

OPPENHEIMER

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

22

Appendix

Confidential

Financial Summary

($ in millions)

Historical and Projected Income Statement

	Actual		LTM	Estimated	Projected			
Fiscal Year End 03/31	2008	2009	7/31/09	2010	2011	2012	2013	2014
Revenue	$60.6	$46.8	$45.0	$47.0	$52.2	$57.5	$57.9	$58.4
Cost of Goods Sold	28.7	24.0	23.0	23.4	26.0	28.7	29.0	29.2
Gross Profit	31.9	22.8	21.9	23.6	26.2	28.8	29.0	29.2
Operating Expenses	25.7	23.6	22.1	19.2	20.6	20.2	20.6	21.1
EBITDA	6.2	(0.8)	(0.2)	4.4	5.6	8.7	8.4	8.1
Depreciation & Amortization	3.2	3.1	2.7	2.0	2.1	2.1	2.1	2.1
EBIT	3.1	(3.9)	(2.9)	2.4	3.5	6.6	6.3	6.1
Interest Expense (Income), net	(0.1)	0.4	0.0	0.1	0.2	0.2	0.1	0.1
Other Non-Operating Expense	0.4	0.0	(0.0)	1.2	0.0	0.0	0.0	0.0
Pre-Tax Income	2.7	(4.3)	(2.9)	1.2	3.3	6.4	6.2	6.0
Provision for Taxes	0.2	2.8	2.8	0.3	0.3	0.4	1.5	1.8
Net Income	$2.5	($7.1)	($5.7)	$0.9	$3.0	$6.0	$4.7	$4.2

($ in thousands)		
Unadjusted EBITDA	($825)	($152)
Plus:		
KEP Related Charges (1)	721	721
Separation Pay (2)	1,139	791
ELS JV Closure (3)	36	36
Adjusted EBITDA	**$1,071**	**$1,396**

Source: Frequency management and public filings.
(1) Includes the impairment to the carrying value of the goodwill allocated to Kreutzfeldt Electronic Publishing as well as costs related to the liquidation.
(2) Severance payments in connection with reductions in workforce in May 2008 and March 2009.
(3) Reflects write down of net investment in Embedded Linguistic Solutions (HK) Ltd.

OPPENHEIMER

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009

23

Appendix

Confidential

EBITDA Adjustments

($ in thousands)

Fiscal Year 2009 EBITDA Reconciliation

Net Income (Loss) ($7,128)

One time charges:

Severance $1,139

Rolodex Impairment 386

Deferred Tax Adjustment 2,700

Kreutzfeldt Write-off 721

Embedded Linguistic Solutions Write-off 36

Subtotal 4,982

Interest/Investment Loss 370

Depreciation and Amortization 2,708

Taxes 139

Subtotal 3,217

Adjusted EBITDA $1,071

Source: Frequency management.

PRESENTATION TO FREQUENCY BOARD OF DIRECTORS / SEPTEMBER 30, 2009